Exhibit 99

Sypris Reports Fourth Quarter Results

Margins Continued to Expand

LOUISVILLE, Ky.--(BUSINESS WIRE)--March 15, 2011--Sypris Solutions, Inc. (Nasdaq/NM: SYPR) today reported financial results for its fourth quarter ended December 31, 2010. The results of the Company’s Test & Measurement segment, which was divested on October 26, 2009, have been excluded from historical results from continuing operations and reclassified as discontinued operations.

HIGHLIGHTS

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  Revenue increased to $67.2 million during the period, up from $66.1 million for the prior year quarter.
  Gross profit increased 30.2% to $7.6 million, up from $5.8 million in the fourth quarter of last year, while gross margin increased to 11.2% of revenue, up from 8.8% for the fourth quarter of 2009.
  Electronics Group gross margin increased to 28.8% of revenue, up from 20.4% for the prior year quarter.
  R&D spending increased dramatically during the quarter to accelerate new product introductions, culminating in eight new patent applications by year-end.
  Industrial Group gross margin increased to 4.0% of revenue, up from 1.4% for the prior year quarter.
  Profit conversion on incremental revenue growth for the Industrial Group reached 17.8% during the quarter as compared to the prior year period.
  Net debt declined sequentially to $3.7 million.
  The Company expects to generate positive earnings in 2011.

The Company reported revenue of $67.2 million and an operating loss of $2.0 million for the fourth quarter compared to revenue of $66.1 million and an operating loss of $3.6 million for the prior year period. For the full year, the Company reported revenue of $266.7 million and an operating loss of $7.4 million compared to revenue of $265.9 million and an operating loss of $22.8 million for the prior year.

Including the results of discontinued operations, the Company’s net loss for the fourth quarter was $1.6 million, or $0.09 per share, as compared to net income of $22.6 million, or $1.15 per diluted share, for the prior year period. Including the results of discontinued operations, the Company’s net loss for the year ended December 31, 2010 was $10.2 million, or $0.55 per share, as compared to net income of $2.7 million, or $0.14 per diluted share, for the prior year. The fourth quarter and full year results for 2009 included a gain of $18.3 million from the sale of marketable securities.

“Our Industrial Group continued to show important signs of progress during the quarter, with revenue and gross profit increasing on a year-over-year basis,” said Jeffrey T. Gill, president and chief executive officer. “And perhaps even more importantly, we expect the vastly improved cost profile and strong operational performance of this group to make a material contribution to the growth and profitability of the Company’s financial results during 2011 as the commercial vehicle and trailer markets continue to recover.”

“In our Electronics Group, the continued strength of our gross margins was accompanied by a dramatic increase in R&D spending during the quarter in an effort to accelerate the introduction of new key management and Cyber Security-related products, culminating in the filing of eight patent applications by year-end. We expect these new products to contribute to the Company’s financial results as early as 2012, while our R&D efforts going forward will continue to drive the expansion of the Company’s product and intellectual property portfolios."

The Industrial Group

Revenue for our Industrial Group increased 18.1% to $47.7 million in the fourth quarter compared to $40.4 million for the prior year period, primarily as a result of increased demand from customers in the commercial vehicle and trailer markets. Gross profit for the quarter was $1.9 million compared to $0.6 million for the same period in 2009, reflecting the positive conversion associated with the increase in revenue and productivity.

The Electronics Group

Revenue for our Electronics Group was $19.5 million in the fourth quarter compared to $25.7 million in the prior year period, primarily as a result of the completion of certain programs. This was partially offset by the launch of a new secure communication program. Gross profit for the quarter increased to $5.6 million, or 28.8% of revenue, compared to $5.2 million, or 20.4% of revenue, for the same period in 2009, reflecting the impact of increased sales of higher margin products and improvements resulting from our Lean and Six Sigma quality programs.

Outlook

Mr. Gill added, “We look forward to returning to profitability in 2011 now that we have successfully restructured the business. We expect to see strong double digit comparable period growth in the top line of our Industrial Group going forward, as the recovery of the commercial vehicle market continues. Our team remains acutely focused on increasing the rate of profit conversion from each revenue dollar, thereby driving further margin expansion and earnings during the year.”

“For our Electronics Group, we expect the number of patent applications to increase by 50% during 2011, as we drive to further expand our product and intellectual property portfolios. R&D investment is planned to approximate 6.0% of revenue, as we focus on delivering solutions for our Nation’s rapidly expanding Cyber Security needs. The impact of these new products and technologies is expected to contribute to the Company’s financial results as early as 2012.”

“The Company is well-positioned and our team is focused on delivering improved operational and financial results during the year.”

Sypris Solutions is a diversified provider of technology-based outsourced services and specialty products. The Company performs a wide range of manufacturing and technical services, typically under multi-year, sole-source contracts with major corporations and government agencies in the markets for aerospace and defense electronics and truck components and assemblies. For more information about Sypris Solutions, visit its Web site at www.sypris.com.

Each “forward-looking statement” herein is subject to serious risks and should not be relied upon, as detailed in our most recent Form 10-K and Form 10-Q and subsequent SEC filings. Briefly, we currently believe that such risks also include: our inability to successfully launch or sustain new or next generation programs or product features, especially in accordance with budgets or committed delivery schedules; declining revenues in our aerospace and defense business lines as we transition from legacy products and services into new market segments and technologies; potential liabilities associated with discontinued operations, including post-closing indemnifications or claims related to business or asset dispositions; breakdowns, relocations or major repairs of machinery and equipment; the cost, efficiency and yield of our operations and capital investments, including working capital, production schedules, cycle times, scrap rates, injuries, wages, overtime costs, freight or expediting costs; pension valuation, health care or other benefit costs; labor relations; strikes; dependence on, recruitment or retention of key employees; union negotiations; changes in government or other customer budgets, funding or programs; reliance on major customers or suppliers, especially in the automotive or aerospace and defense electronics sectors; disputes or litigation, involving customer, supplier, lessor, landlord, creditor, stockholder, product liability or environmental claims; the costs and supply of debt, equity capital, or insurance; fees, costs or other dilutive effects of refinancing, compliance with covenants in, or acceleration of, our loan and other debt agreements; potential impairments, non-recoverability or write-offs of goodwill, assets or deferred costs, including deferred tax assets in the U.S. or Mexico; cost and availability of raw materials such as steel, component parts, natural gas or utilities; volatility of our customers’ forecasts, financial conditions, market shares, product requirements or scheduling demands; adverse impacts of new technologies or other competitive pressures which increase our costs or erode our margins; the effects of a continuing economic downturn which could reduce our revenues, negatively impact our customers or suppliers and materially, adversely affect our financial results; failure to adequately insure or to identify environmental or other insurable risks; inventory valuation risks including obsolescence, shrinkage, theft, overstocking or underbilling; revised contract prices or estimates of major contract costs; risks of foreign operations; currency exchange rates; changes in licenses, security clearances, or other legal rights to operate, manage our work force or import and export as needed; weaknesses in internal controls; the costs of compliance with our auditing, regulatory or contractual obligations; regulatory actions or sanctions; war, terrorism, computer hacking or other cyber attacks, or political uncertainty; unanticipated or uninsured disasters, losses or business risks; inaccurate data about markets, customers or business conditions; or unknown risks and uncertainties.

Non-GAAP Measures

In addition to the results reported in accordance with accounting principles generally accepted in the United States ("GAAP") included in this press release, the company has provided information regarding net debt and profit conversion on incremental revenue, which are non-GAAP financial measures.

Net debt is defined as the sum of short-term and long-term debt less cash and cash equivalents and restricted cash and is used by management to analyze the Company's financial structure and its reliance on debt financing for funding its operational requirements. Profit conversion is defined as the change in gross profit as a percentage of the change in net revenue. Management uses these non-GAAP measures in planning and forecasting for future periods.

These non-GAAP measures should not be considered a substitute for our reported results prepared in accordance with GAAP.

RECONCILIATION OF NET DEBT
(in thousands)
	December 31,
	2010	2009
	(Unaudited)
Current portion of long-term debt	$2,000	$4,000
Long-term debt	21,305	19,305
Less cash and cash equivalents	(16,592)	(15,608)
Less restricted cash - current	(3,000)	(74)
Less restricted cash	—	(3,000)
Net debt	$3,713	$4,623

RECONCILIATION OF PROFIT CONVERSION ON INCREMENTAL REVENUE
(in thousands, except for percent data)

	Three Months Ended
	December 31,
	2010	2009
	(Unaudited)
Net revenue:
Industrial Group	$47,739	$40,418
Electronics Group	19,494	25,679
Total net revenue	$67,233	$66,097

Gross profit:
Industrial Group	$1,929	$567
Electronics Group	5,624	5,232
Total gross profit	$7,553	$5,799

Net revenue Industrial Group Q4 2009		$40,418
Net revenue Industrial Group Q4 2010		47,739
Net increase in revenue		$7,321

Gross profit Industrial Group Q4 2009		$567
Gross profit Industrial Group Q4 2010		1,929
Net increase in gross profit		$1,362

Net increase in gross profit		$1,362
Net increase in revenue		7,321
Profit conversion		18.6%

SYPRIS SOLUTIONS, INC.
Financial Highlights
(In thousands, except per share amounts)

	Three Months Ended
	December 31,

	2010	2009
	(Unaudited)
Revenue	$67,233	$66,097
Net income (loss)	$(1,625)	$22,582
Basic income (loss) per common share:
Continuing operations	$(0.09)	$0.74
Discontinued operations	-	0.42
Net income (loss) per share	$(0.09)	$1.16
Diluted income (loss) per common share:
Continuing operations	$(0.09)	$0.73
Discontinued operations	-	0.42
Net income (loss) per share	$(0.09)	$1.15
Weighted average shares outstanding:
Basic	18,638	18,565
Diluted	18,638	18,698

	Years Ended
	December 31,

	2010	2009
	(Unaudited)
Revenue	$266,654	$265,900
Net income (loss)	$(10,204)	$2,690
Basic income (loss) per common share:
Continuing operations	$(0.52)	$(0.29)
Discontinued operations	(0.03)	0.43
Net income (loss) per share	$(0.55)	$0.14
Diluted income (loss) per common share:
Continuing operations	$(0.52)	$(0.29)
Discontinued operations	(0.03)	0.43
Net income (loss) per share	$(0.55)	$0.14
Weighted average shares outstanding:
Basic	18,605	18,473
Diluted	18,605	18,514

Note: The selected data at December 31, 2009 has been derived from the audited consolidated financial statements at that date and does not include all information and footnotes required by accounting principles generally accepted in the United States for a complete set of financial statements.

Sypris Solutions, Inc.
Consolidated Statements of Operations
(in thousands, except for per share data)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)	(Note)
Net revenue:
Industrial Group	$47,739	$40,418	$191,153	$152,021
Electronics Group	19,494	25,679	75,501	113,879
Total net revenue	67,233	66,097	266,654	265,900
Cost of sales:
Industrial Group	45,810	39,851	182,150	155,682
Electronics Group	13,870	20,447	58,637	94,200
Total cost of sales	59,680	60,298	240,787	249,882
Gross profit (loss):
Industrial Group	1,929	567	9,003	(3,661)
Electronics Group	5,624	5,232	16,864	19,679
Total gross profit	7,553	5,799	25,867	16,018
Selling, general and administrative	7,043	6,591	27,721	28,192
Research and development	2,181	334	3,150	2,801
Amortization of intangible assets	28	30	113	114
Restructuring expense, net	255	2,455	2,296	7,696
Operating loss	(1,954)	(3,611)	(7,413)	(22,785)
Interest expense, net	583	300	2,379	4,289
Gain on sale of marketable securities	-	(18,255)	-	(18,255)
Other income, net	(689)	(267)	(1,088)	(351)
Income (loss) from continuing operations before taxes	(1,848)	14,611	(8,704)	(8,468)
Income tax expense (benefit)	(223)	(151)	1,004	(3,160)
Income (loss) from continuing operations	(1,625)	14,762	(9,708)	(5,308)
Income (loss) from discontinued operations, net of tax	-	7,820	(496)	7,998
Net income (loss)	$(1,625)	$22,582	$(10,204)	$2,690
Basic income (loss) per share:
Income (loss) per share from continuing operations	$(0.09)	$0.74	$(0.52)	$(0.29)
Income (loss) per share from discontinued operations	-	0.42	(0.03)	0.43
Net income (loss) per share	$(0.09)	$1.16	$(0.55)	$0.14
Diluted income (loss) per share:
Income (loss) per share from continuing operations	$(0.09)	$0.73	$(0.52)	$(0.29)
Income (loss) per share from discontinued operations	-	0.42	(0.03)	0.43
Net income (loss) per share	$(0.09)	$1.15	$(0.55)	$0.14
Weighted average shares outstanding:
Basic	18,638	18,565	18,605	18,473
Diluted	18,638	18,698	18,605	18,514

Note: The statement of operations at December 31, 2009 has been derived from the audited consolidated financial statements at that date but does not include all information and footnotes required by accounting principles generally accepted in the United States for a complete set of financial statements.

Sypris Solutions, Inc.
Consolidated Balance Sheets
(in thousands, except for share data)

	December 31,
	2010	2009
	(Unaudited)	(Note)
ASSETS
Current assets:
Cash and cash equivalents	$16,592	$15,608
Restricted cash - current	3,000	74
Accounts receivable, net	41,434	38,317
Inventory, net	30,264	29,042
Other current assets	5,717	6,406
Total current assets	97,007	89,447
Restricted cash	—	3,000
Property, plant and equipment, net	68,590	80,280
Goodwill	6,900	6,900
Other assets	7,195	10,320
Total assets	$179,692	$189,947
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$39,488	36,185
Accrued liabilities	22,763	22,279
Current portion of long-term debt	2,000	4,000
Total current liabilities	64,251	62,464
Long-term debt	21,305	19,305
Other liabilities	34,338	41,960
Total liabilities	119,894	123,729
Stockholders’ equity:
Preferred stock, par value $0.01 per share, 975,150 shares authorized; no shares issued	—	—
Series A preferred stock, par value $0.01 per share, 24,850 shares authorized; no shares issued	—	—
Common stock, non-voting, par value $0.01 per share, 10,000,000 shares authorized; no shares issued	—	—
Common stock, par value $0.01 per share, 30,000,000 shares authorized; 19,964,348 shares issued and 19,663,229 outstanding in 2010 and 20,015,128 shares issued and 19,472,499 outstanding in 2009	199	200
Additional paid-in capital	148,555	147,644
Retained deficit	(74,629)	(64,434)
Accumulated other comprehensive loss	(14,324)	(17,187)
Treasury stock, 301,119 and 542,629 shares in 2010 and 2009, respectively	(3)	(5)
Total stockholders’ equity	59,798	66,218
Total liabilities and stockholders’ equity	$179,692	$189,947

Note: The balance sheet at December 31, 2009 has been derived from the audited consolidated financial statements at that date but does not include all information and footnotes required by accounting principles generally accepted in the United States for a complete set of financial statements.

Sypris Solutions, Inc.
Consolidated Cash Flow Statements
(in thousands)

	Years Ended December 31,

	2010	2009
	(Unaudited)	(Note)
Cash flows from operating activities:
Net income (loss)	$(10,204)	$2,690
Income (loss) from discontinued operations	(496)	7,998
Loss from continuing operations	(9,708)	(5,308)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	14,724	15,190
Gain on sale of marketable securities	—	(18,255)
Deferred income taxes	604	(3,887)
Stock-based compensation expense	1,062	1,016
Deferred revenue recognized	(6,112)	(6,279)
Deferred loan costs recognized	382	1,248
Non-cash restructuring charges and asset impairment charges, net	4	3,062
Provision for excess and obsolete inventory	(1,871)	979
Other noncash items	725	2,199
Contributions to pension plans	(821)	(98)
Changes in operating assets and liabilities:
Accounts receivable	(3,261)	(181)
Inventory	660	16,686
Other current assets	3,626	2,590
Accounts payable	3,138	(5,993)
Accrued and other liabilities	(1,231)	(2,259)
Net cash provided by operating activities - continuing operations	1,921	710
Net cash (used in) provided by operating activities - discontinued operations	(196)	2,584
Net cash provided by operating activities	1,725	3,294
Cash flows from investing activities:
Capital expenditures	(2,233)	(5,507)
Proceeds from the sale of discontinued operations	—	34,442
Proceeds from the sale of marketable securities	—	21,024
Proceeds from sale of assets	1,446	133
Changes in nonoperating assets and liabilities	46	673
Net cash (used in) provided by investing activities - continuing operations	(741)	50,765
Net cash used in investing activities - discontinued operations	—	(964)
Net cash (used in) provided by investing activities	(741)	49,801
Cash flows from financing activities:
Net change in debt under revolving credit agreements	—	(33,000)
Payments on Senior Notes	—	(16,695)
Debt modification costs	—	(1,123)
Cash dividends paid	—	(386)
Net cash used in financing activities	—	(51,204)
Net increase in cash and cash equivalents	984	1,891
Cash and cash equivalents at beginning of period	15,608	13,717
Cash and cash equivalents at end of period	$16,592	$15,608

Note: The cash flow statement at December 31, 2009 has been derived from the audited consolidated financial statements at that date but does not include all information and footnotes required by accounting principles generally accepted in the United States for a complete set of financial statements.

CONTACT:
Sypris Solutions, Inc.
Brian A. Lutes, Chief Financial Officer, 502-329-2000